Exhibit 10.28




THIS DEED OF AGREEMENT is made on the 26 day of July  2006



BETWEEN
-------



     (1) BALTIC PETROLEUM (E&P) LIMITED a company incorporated in England under company number 05303991 and whose registered office is at 6-8 Underwood Street, London N1 7JQ, England ("BP"); and

     (2) SIBERIAN ENERGY GROUP INC a corporation incorporated under the laws of the state of Nevada, United States if America, and whose principal place of business is located at 275 Madison Avenue, New York, NY 10016, United States ("SEG"); and

     (3) OOO ZAURALNEFTEGAZ a limited liability company incorporated under the laws of the Russian Federation under the main state registration number (ORGN) 1024500513950 located at 27 Lenin Street, Kurgan 640000, Kurgan Oblast, Russian Federation ("ZNG").

RECITALS
--------

     (A) On 14th October 2005 BP, SEG and Zauralneftegaz Limited, a company incorporated in England under company number 05525360 and whose registered office is at 6-8 Underwood Street, London N1 7JQ, England ("ZL") entered into a joint venture shareholders agreement ("JV AGREEMENT") relating to ZL.

     (B) On 9th November 2005 the JV Agreement was completed and pursuant to the terms thereto a loan agreement ("LOAN AGREEMENT") was entered into on this date between Caspian Finance Limited, a company incorporated in England under company number 05530897 and whose registered office is at Millenium Bridge House, 2 Lambeth Hill, London EC4V 2AJ, England (and which is an associated company of BP) ("CF")
          (1)  and  ZNG  (a  100%  subsidiary  company  of  ZL)  (2).

     (C) Pursuant to ongoing discussions between SEG and BP they have agreed to enter into an additional agreement and to address other matters on the terms as detailed herein.

     (D) ZNG has entered into this Agreement by way of its agreement to its terms and its undertaking to execute all such documents and do all such things to give effect to the said terms.

NOW  IT  IS  AGREED  AS  FOLLOWS:
---------------------------------

     1.   ADDITIONAL  DRAWDOWN

     In consideration of SEG entering into this Agreement and effecting (or procuring there are effected) all of the matters detailed herein (and notwithstanding that such payments are not yet due for payment) BP agrees to procure that CF will allow the drawdown by ZNG within 10 days of the date hereof of certain of the sums detailed in clause 8.1 (b) of the Loan Agreement and being:

     (a)  the sum  of  $185,000  (ONE  HUNDRED  AND  EIGHTY FIVE THOUSAND UNITED
                                  ----------------------------------------------
          STATES  DOLLARS)  to  OOO Business Standard ("BS") in consideration of
          ---------------
          BS' assistance in the granting to ZNG of the licences detailed at Items (A), (B) and (G) of Schedule 2 to the Loan Agreement in full and final settlement of all sums due by ZNG to BS (and so that no further drawdown shall be permissible by ZNG under the Loan Agreement in respect of payments to BS); and

     (b)  the sum  of  $170,000  (ONE  HUNDRED  AND  SEVENTY  THOUSAND  UNITED
                                  --------------------------------------------
          STATES  DOLLARS) to Messrs Victor Repin and Sergei Potapov in full and
          ---------------
          final  settlement  of  all  sums  due  to  them  by  ZNG;  and

     (c)  the sum  of  $44,000  (FORTY  FOUR  THOUSAND  UNITED STATES DOLLARS)to
                                 --------------------------------------------
          Mr Mylarshikov in full and final settlement of all sums due to him by ZNG.

     2    FURTHER  LOANS

     2.1.1 The parties agree that, subject always to BP (or all or any of its holding or subsidiary companies, including CF) being able to raise suitable finance on terms acceptable to BP at its discretion on the international capital markets and further subject to clause 3 hereof, it is intended that CF and ZNG will enter into a further loan agreement (" NEW LOAN AGREEMENT") on terms acceptable to CF (but intended by the parties hereto to be on substantially the same terms as the Loan Agreement including but not limited to interest amounts and due dates) under the terms of which CF will provide additional loans to ZNG in the currently envisaged sum of approximately US$12,000,000 (TWELVE MILLION DOLLARS) to allow the carrying out of seismic and drilling on a precise drawdown under budget and work programme terms to be agreed between CF and the board of ZL ( acting on behalf of ZNG)

     2.1.2 The parties intend that upon the drawdown of all sums under the New Loan Agreement that they will consider raising project finance or similar debt to refinance the loans of ZNG and provide further financing for ZNG from an investment grade institution (such as BNP Paribas) subject to the same being available on commercial terms.

     3    GROSS  OVERRIDE  ROYALTY

     3.1.1 Upon (and conditional on) CF and ZNG entering into the New Loan Agreement detailed in clause 2 above the SEG, BP and ZNG will at the same time enter into a gross override royalty agreement in form acceptable to BP in order to compensate BP and its shareholders for any dilution that they may suffer as a result of procuring the provision of finance to ZNG detailed in clause and under the terms of which ZNG shall grant a gross override royalty ("GOR") to BP equal to 3% of the gross turnover on all production of oil and gas at the wellhead in Kurgan by ZNG (or any holding, associated or affiliated company) until BP shall have received the total aggregate figure of US20,000,000 (TWENTY MILLION UNITED STATES DOLLARS)("GOR SUM") in oil
                         ------------------------------------
          at the relevant wellhead and at the oil valuation detailed in the financial records of ZL and ZNG, which amount will be at the best achievable price.

     3.1.2 In the event that the actual sum loaned by or on behalf of BP to ZNG under the New Loan Agreement is less than or greater than (as the case may be) the sum detailed in clause 2.1 above then the value of the GOR Sum shall be then decreased or increased (as the case may be) on a pro rata basis.

     3.1.3 BP shall be responsible for payment of all of the relevant taxation and the transport costs etc due on the export or sale of all or any oil or gas extracted under the GOR.

     3.1.4 SEG and BP agree that subject to ZNG producing sufficient cashflow to service the interest and capital repayments due under the Loan Agreement and, where applicable, the GOR, then BP and SEG will agree that an amount out of distributable reserves of ZNG (and ZL) is allocated as available to pay distributions to SEG and BP on the terms of clause 10 of the JV Agreement during the term of payment of the GOR detailed in clause 3.1.3 above.

     4    GENERAL

     4.1  COUNTERPARTS

          This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

     4.2  GOVERNING  LAW  AND  JURISDICTION

          This Agreement shall be governed by and construed in accordance with English Law and all of parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this the Agreement and that waive any right to object to proceedings in any court on the basis that they have been brought in an inconvenient form.

     4.3  ASSIGNMENT

          No party may assign this Agreement to any other party without the written consent of the other parties.

     4.4  OTHER  AGREEMENTS

          This Agreement shall be executed as a deed but shall not supersede or vary the JV Agreement of the Loan Agreement save as expressly detailed herein and shall be without prejudice to all or any rights of SEG or BP under the JV Agreement . Each party confirms it has taken independent legal advice as to all matters in this Agreement and the fair nature of the same.

          IN  WITNESS  WHEREOF  THE  PARTIES  HAVE  THIS DAY SET THEIR HANDS AND
          SEALS.



            EXECUTED  AS  A  DEED  BY         )
            BALTIC PETROLEUM (E&P) LIMITED    )
            Acting by a director  and  a      )
            Director/ Secretary               )

                                                  /s/ Simon Escott
                                                  -----------------------------
                                                  DIRECTOR

                                                  /s/ Robert Wilde
                                                  -----------------------------
                                                  DIRECTOR/SECRETARY


            EXECUTED  AS  A  DEED  BY         )
            SIBERIAN  ENERGY  GROUP  INC      )
            Acting  by  David  Zaikin         )    /S/ DAVID ZAIKIN
            Chief  Executive  Officer         )


            EXECUTED  AS  A  DEED  BY         )
            OOO ZAURALNEFTEGAZ                )
            Acting by Oleg Zhuravlev          )   /s/  Oleg  Zhuravlev
            General  Director                 )